                                                                  EXHIBIT 10.29

                           ASSET PURCHASE AGREEMENT

                                 by and among

                         AMERICAN TOWER SYSTEMS, INC.,

                           MIDCONTINENT MEDIA, INC.,

                           MICONTINENT TELEPORT CO.

                         WIT COMMUNICATIONS, INC., and

                    WASHINGTON INTERNATIONAL TELEPORT, INC.



                            Dated January 23, 1998

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of the
                                         ---------
23rd day of January, 1998 by and among AMERICAN TOWER SYSTEMS, INC., a Delaware corporation ("Buyer"), and MIDCONTINENT MEDIA, INC., a South Dakota corporation
              -----
("Midcontinent"), MIDCONTINENT TELEPORT CO., a South Dakota Corporation and a
  ------------
wholly-owned subsidiary of Midcontinent, ("MTC"), WIT COMMUNICATIONS, INC., a
                                           ---
Delaware corporation and a wholly-owned subsidiary of MTC ("WIT"), and
                                                            ---
WASHINGTON INTERNATIONAL TELEPORT, INC., a Delaware corporation and a wholly-owned subsidiary of WIT ("Teleport", and, together with Midcontinent, MTC and
                          --------
WIT, collectively "Seller").
                   ------

                                   RECITALS
                                   --------

     A. Seller owns, leases and operates a satellite transmission business in the Washington, DC metropolitan area (the "Business").
                                           --------

     B. Seller desires to sell and assign and Buyer desires to purchase substantially all of the assets of Seller used or held for use in the operation of the Business.

                                   AGREEMENT
                                   ---------

     In consideration of the foregoing and of the mutual promises and covenants set forth below, the adequacy of which are acknowledged, the parties agree as follows:

     1.   DEFINITIONS.  As used in this Agreement, the following terms will have
          -----------
the meaning set forth below:

          1.1.   Affiliate.  "Affiliate" means any person or entity who directly
                 ---------    ---------
or indirectly controls, is controlled by, or is under common control with, such person or entity. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

          1.2.   Assumed Contracts.  "Assumed Contracts" means that subset of
                 -----------------    -----------------
all of Contracts listed on Schedule 1.2 hereto which are identified thereon as
                           ------------
Contracts to be assumed by Buyer at Closing.

          1.3.   Business Records. "Business Records" means all records of
                 ----------------   ----------------
Seller including, but not limited to, all maintenance and compliance records and all books of account, customer lists, supplier lists, file materials, logs, consultants' reports, budgets, financial reports and sales, operating and business plans, relating to or used or held for use in the operation of the Business, except such portions thereof pertaining solely to Seller's internal corporate affairs.

          1.4.   Code.  "Code" means the Internal Revenue Code of 1986, as
                 ----    ----
amended.

          1.5.   Contracts.  "Contracts" means all contracts, agreements, and
                 ---------    ---------
leases (including the Ground Lease and the Land Sale Contract), written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and relate to the Assets (as defined in
Section 2.1 below) or the Business, and (i) which are in effect on the date
-----------
hereof and listed on Schedule 1.2, or (ii) which are entered into by Seller in
                     ------------
the ordinary course of business between the date hereof and the Closing Date. True and complete copies of each of the Contracts have previously been provided to the Buyer.

          1.6.   FCC Licenses.  "FCC Licenses" means all licenses and other
                 ------------    ------------
authorizations granted to Teleport by the Federal Communications Commission in connection with the operation of the Business, including, without limitation the FCC Licenses listed on Schedule 1.6 and any such licenses and other
                       ------------
authorizations granted to Teleport before the Closing Date.

          1.7.   Ground Lease.  "Ground Lease" means that certain Master
                 ------------    ------------
Agreement between Teleport and National Cable Satellite Corporation dated May 15, 1991, as amended by that certain First Amendment to Master Agreement dated June 23, 1992, by which Teleport leased the Leased Real Property.

          1.8.   Improvements.  "Improvements" means all buildings and related
                 ------------    ------------
improvements and fixtures located on the Real Property.

          1.9.   Intangible Property.  "Intangible Property" means all of
                 -------------------    -------------------
Seller's computer programs, business lists, trade secrets, sales and operating plans, warranties, guarantees and other intangible property rights used or held for use in the operation of the Business, and all goodwill associated with the foregoing, including, without limitation, the Intangible Property listed on
Schedule 1.9.
------------

          1.10.  Knowledge.  "Knowledge" means (i) the actual knowledge of such
                 ---------    ---------
party's partners, officers, directors, principals, Affiliates or agents; and
(ii) the knowledge that a business person would have obtained in the conduct of his or her business after exercising reasonable diligence with respect to the particular matter in question.

          1.11.  Land Sale Contract. "Land Sale Contract" means that purchase
                 ------------------   ------------------
agreement, dated as of June 3, 1997, between 5775 General Washington Drive L.P. and Teleport, as amended on September 2, 1997 and as of January 19, 1998, relating to the acquisition by Teleport of approximately 5.875 acres of real property adjacent to the Owned Real Property for a purchase price of $850,000.

          1.12.  Land Sale Property. "Land Sale Property" means the real
                 ------------------   ------------------
property that is the subject of the Land Sale Contract.

          1.13.  Leased Real Property.  "Leased Real Property" means that
                 --------------------    --------------------
portion of Parcel E-1, Shell Office Park, Fairfax County, Virginia, described in Exhibit H to the Ground
---------

Lease, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of Seller's estate, right, title, interest, claim and demand therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy.

          1.14.  Leases.  "Leases" means the Office Lease and the Microwave
                 ------    ------
Leases, collectively.

          1.15.  Liens.  "Liens" means mortgages, deeds of trust, collateral
                 -----    -----
assignments, security interests, financing statements, conditional or other sales agreements, claims, options, restrictions, liens, pledges, hypothecations, encumbrances and adverse interests or other defects of title of any kind, as identified in Schedule 1.15.
              -------------

          1.16.  Material Adverse Effect.  "Material Adverse Effect" means, with
                 -----------------------    -----------------------
respect to any person or entity, any event, fact, condition, occurrence or effect, which is materially adverse to the business, properties, assets, financial condition, operations, licenses or other franchises or results of operations of such person or entity, considered as a whole.

          1.17.  Microwave Leases.  "Microwave Leases" means those certain
                 ----------------    ----------------
written Leases
of space for installation of microwave relay equipment, more fully described in
Schedule 1.17.
-------------

          1.18.  Office Lease.  "Office Lease" means that certain Lease, dated
                 ------------
April 3, 1991, between Teleport and Public Storage Properties XVIII, Ltd. relating to the lease of approximately 5,468 square feet of space at 5600 General Washington Drive, Alexandria, Virginia 22312 for office purposes.

          1.19.  Owned Real Property.  "Owned Real Property" means that real
                 -------------------    -------------------
property owned by Seller, as described more fully on Schedule 1.19, including
                                                     -------------
the Improvements located thereon, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of Seller's estate, right, title, interest, claim and demand therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy.

          1.20.  Permits.  "Permits" means all licenses, permits, franchises,
                 -------    -------
approvals, authorizations, certificates of occupancy, consents or orders of, or filings with, any governmental authority, whether federal, state or local, or any other person, necessary or desirable for the operation of the Business and/or the construction, ownership, operation, leasing, occupancy, maintenance or use of the Real Property including, without limitation, the Permits listed on
Schedule 1.20.
-------------

          1.21.  Personal Property. "Personal Property" means all of the
                 -----------------   -----------------
machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, the Due Diligence Materials (as defined Section
                                                                       -------
6.23) and other tangible personal property which are owned or leased by the
----
Seller and used or useful as of the date hereof in the conduct of the Business or the operations of the Business including, without limitation, the Personal

Property identified on Schedule 1.21, plus such additions thereto and deletions
                       -------------
therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

          1.22.  Real Property.  "Real Property" means the Owned Real Property
                 -------------    -------------
and the Leased Real Property, collectively.

          1.23.  Third Party Property.  "Third Party Property" means all
                 --------------------    --------------------
personal property and fixtures located on the Real Property and not owned by the Seller identified in Schedule 1.23.
                     -------------

          1.24.  Title Commitment.  "Title Commitment" shall mean an irrevocable
                 ----------------    ----------------
commitment to issue a Title Policy.

          1.25.  Title Company.  "Title Company" means a title insurance company
                 -------------    -------------
selected by Buyer to issue the Title Policies.

          1.26.  Title Policy.  "Title Policy" means an ALTA Owner's Policy of
                 ------------    ------------
Title Insurance (Form 1992) insuring that Buyer owns good and marketable title to the Real Property (or a leasehold interest in the Leased Real Property), subject only to the Permitted Liens (as defined in Section 4.19(a), together
                                                   ---------------
with such endorsements thereto as Buyer shall require.

          1.27.  Warranties.  "Warranties" means all of Seller's rights under
                 ----------    ----------
manufacturers' and vendors' warranties relating to (i) the Improvements; and
(ii) items included in the Personal Property.

     2.   ASSETS TO BE CONVEYED; ASSUMED LIABILITIES.
          ------------------------------------------

          2.1.   Assets to be Conveyed.  Subject to the terms and conditions of
                 ---------------------
this Agreement, on the Closing Date (as defined in Section 9.1 below), Seller
                                                   -----------
will assign, transfer and deliver to Buyer and Buyer shall purchase from Seller all of Seller's right, title and interest in and to all of the assets described in this Section 2.1 (collectively, the "Assets"):
        -----------                     ------

                 (a)  Assumed Contracts, including the Land Sale Contract;

                 (b)  Originals or copies of the Business Records;

                 (c)  Intangible Property;

                 (d) Permits and FCC Licenses except Permits and FCC Licenses which, under the rules of the applicable governmental entity, are not assignable;

                 (e)  Personal Property;

                 (f)  Real Property;

                 (g)  Leases; and

                 (h)  Warranties.

          2.2.   Excluded Assets.  The following assets are "Excluded Assets"
                 ---------------                             ---------------
and are not among the Assets purchased or transferred pursuant to this
Agreement:

                 (a) Seller's cash, cash equivalents, certificates of deposit, money market funds and other marketable securities on hand or in banks or other financial institutions;

                 (b)  Any Contracts other than the Assumed Contracts;

                 (c) All of the accounts receivable of the Seller arising out of the operation of the Business prior to the Closing Date; and

                 (d) Seller's record books and charter documents and other books and records pertaining solely to Seller's internal corporate affairs, including tax matters, or financing arrangements.

          2.3.   Assumed Liabilities.  As of the Closing Date, Buyer shall
                 -------------------
assume all obligations and liabilities under the Assumed Contracts (including the Land Sale Contract) accruing, arising or relating to activities, events or occurrences happening on or after the Closing Date (collectively, the "Assumed
                                                                       -------
Liabilities").  Buyer shall assume no obligations or liabilities of Seller, its
-----------
predecessors or Affiliates whatsoever, including any taxes (the "Retained
                                                                 --------
Liabilities") except for the Assumed Liabilities.  Without limiting the
-----------
generality of the foregoing, Buyer shall have no obligation to hire any employees of Seller and Seller shall be solely responsible for all salaries, benefits, severance and other compensation which will or may become payable to all of Seller's employees in respect of any period of employment by Seller prior to the Closing Date and Seller shall make such payments at or before the Closing. Buyer will not assume any obligations under Seller's existing vacation, sick leave, severance or other employee welfare or benefit plans or policies with respect to Seller's employees. At least ten days prior to the Closing, Buyer shall notify Seller of the employees of Seller whom Buyer intends to hire.

          2.4.   Delivery of Certain Documents.  Not later than five (5) days
                 -----------------------------
after the date of this Agreement, Seller shall deliver to Buyer copies of each of the following relating to the Real Property to the extent in the possession or control of Seller or its counsel: (a) title reports, commitments or policies;
(b) surveys; (c) environmental reports, assessments and studies; (d) soil reports; (e) structural or engineering reports relating to the Improvements; and
(f) lien searches and reports.

     3.   CONSIDERATION; PRORATIONS.
          -------------------------

          3.1.   Consideration.  The consideration for the purchase of the
                 -------------
Assets (the "Purchase Price") shall consist of (i) a cash payment by Buyer to
             --------------
Teleport in the amount of Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000) (the "Cash Payment") payable at Closing, plus (ii) an amount equal
                    ------------                       ----
to Three Million Dollars ($3,000,000) to be held in escrow pursuant to the Indemnity Escrow Agreement (as defined in Section 3.5 below). On the date of
                                          -----------
execution of this Agreement, Buyer, Seller and The George Mason Bank ("Escrow
                                                                       ------

Agent") shall enter into the escrow agreement attached to this Agreement as
-----
Exhibit A-1 (the "Deposit Escrow Agreement"), pursuant to which Buyer shall make
-----------       ------------------------
an earnest money deposit of Three Million Dollars ($3,000,000) (the "Cash
                                                                     ----
Deposit").  The Escrow Agent shall hold the Cash Deposit in accordance with the
-------
terms and conditions of the Deposit Escrow Agreement.

          3.2.   Prorations and Adjustments.  The operation of the Business and
                 --------------------------
the income and normal operating expenses, including without limitation Assumed Liabilities and prepaid expenses, attributable thereto through 12:01 a.m. on the date of the Closing shall be for the account of Seller and thereafter for the account of Buyer. Adjustments shall be made and paid at Closing to the extent feasible. Seller shall be credited with all prepaid operating expenses (determined in accordance with generally accepted accounting principles) with respect to Assumed Contracts, any earnest money payments on the Land Sale Contract and capital expenditures incurred in connection with any Contracts entered into in accordance with the limitations of Section 6.17. Buyer shall be
                                                   ------------
credited at Closing with an amount equal to the total of all security deposits held by Seller. A final accounting of prorated items shall be made by Buyer and Seller, and the sum due from one party to the other pursuant to this Section 3.2
                                                                     -----------
shall be paid in cash, within sixty (60) days after the Closing Date. The Contracts described on Schedule 3.2 shall be prorated in accordance with the
                       ------------
formula set forth on Schedule 3.2. All adjustments pursuant to Schedule 3.2
                     ------------                              ------------
shall be made and paid at Closing to the extent feasible.

          3.3.   Allocation of Purchase Price.  The Purchase Price shall be
                 ----------------------------
allocated among the Assets within thirty (30) days of the Closing, in accordance with an appraisal to be performed by BIA Consulting, Inc. or another appraisal company familiar with the Business at the expense of Buyer. In the event Seller does not agree with the appraisal of BIA Consulting, Inc., another appraiser shall be appointed by the parties, at the expense of Seller, and such appraisal shall control. Buyer and Seller shall file with their respective federal income tax returns for the tax year in which the Closing occurs, IRS Form 8594 containing the information set forth in the allocation. Buyer agrees to report the purchase of the Assets, and Seller agrees to report the sale of such Assets, for income tax purposes in a manner consistent with the information provided pursuant to this Section 3.3 and contained in IRS Form 8594.
                 -----------

          3.4.   Limited Assignment of Accounts Receivable.
                 -----------------------------------------

                 (a) On the Closing Date, Seller will appoint Buyer its agent for the sole purpose of collecting all of Seller's accounts receivable arising from Seller's operation of the Business prior to the Closing Date (the "Receivables"). Buyer will collect the Receivables in the same manner and with
 -----------
the same diligence that Buyer uses to collect its own accounts receivable for a period of ninety (90) days following the Closing Date (the "Collection Period");
                                                            -----------------
provided, however, that Buyer shall not be obligated to institute litigation,
--------  -------
employ any collection agency, legal counsel or other third party, or take any other extraordinary means of collection. Neither Seller nor its agents will make any solicitation of such Receivables for collection purposes nor will Seller or its agents institute litigation for the collection of any Receivables during the Collection Period.

                 (b) During the Collection Period, Buyer will deliver to Seller a monthly accounting of collections made with respect to Receivables, commencing on the 15th day of the month following the Closing Date and on the 15th day of each month thereafter through the month following the month in which the Collection Period expires (in each case with respect to the collections during the preceding month), and will at such time pay over to Seller all amounts collected on account of Receivables. All amounts received by Buyer from payors with accounts included among the Receivables shall be applied first to the Receivables except to the extent that the payor specifically disputes a Receivable in writing and instructs that the payment be otherwise applied. If during the Collection Period a dispute arises between Buyer and an account debtor with respect to an account included among the Receivables, Buyer may return that account to Seller and collect from such account debtor only the amounts owed to Buyer for services provided after the Closing Date. At the conclusion of the Collection Period, any remaining Receivables shall be reassigned to Seller and thereafter Buyer shall have no further obligation with respect to the Receivables.

          3.5.   Indemnity Escrow Agreement.  To secure the indemnification
                 --------------------------
obligations of Seller set forth in Section 13 below, on the Closing Date, Seller
                                   ----------
and Buyer shall execute the Indemnity Escrow Agreement attached to this Agreement as Exhibit A-2 (the "Indemnity Escrow Agreement"), which provides for
             -----------       --------------------------
Three Million Dollars ($3,000,000) of the Purchase Price to be held in escrow following the Closing Date.

          3.6.   Non-Competition Agreement.  On the Closing Date, Buyer and
                 -------------------------
Seller shall enter into a Non-Competition Agreement, substantially in the form of Exhibit B hereto (the "Non-Competition Agreement").
   ---------              -------------------------

     4.   SELLER'S REPRESENTATIONS AND WARRANTIES.  Seller jointly and severally
          ---------------------------------------
represents and warrants to Buyer as follows, which representations and warranties have been relied upon by Buyer in entering into this Agreement.

          4.1.   Organization.  Each of Midcontinent and MTC is a corporation
                 ------------
duly incorporated, validly existing and in good standing under the laws of the State of South Dakota. Each of WIT and Teleport is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and Teleport is qualified to do business in the Commonwealth of Virginia, the State of Maryland, the District of Columbia and in each other jurisdiction where it is required to do so. Seller has full corporate power and authority to carry on its business as now conducted and to enter into and to perform this Agreement. The address of Teleport's principal office, and the locations of all tangible personal property included in the Assets are listed in
Schedule 4.1. Except as set forth in Schedule 4.1, during the past five (5)
------------                         ------------
years, Seller has not been known by or used any corporate, fictitious or other name in the conduct of the Business or in connection with the use or operation of the Assets.

          4.2.   Corporate Authorization.  The execution and delivery of this
                 -----------------------
Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Midcontinent, MTC, WIT, and Teleport.

          4.3.   Binding Agreement.  This Agreement has been duly executed by
                 -----------------
Seller and delivered to Buyer and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

          4.4.   No Breach.  Subject to the necessity of obtaining consents of
                 ---------
third parties to the assignment of those Assumed Contracts listed on Schedule
                                                                     --------
1.2, the execution, delivery and performance of this Agreement by Midcontinent,
---
MTC, WIT, and Teleport will not violate or conflict with their respective Certificates of Incorporation or bylaws or any law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order (collectively, "Laws") to which Midcontinent, MTC, WIT, and Teleport or the
                ----
Assets is subject, or by which Midcontinent, MTC, WIT, and Teleport or the Assets may be bound, or (with or without giving notice or the lapse of time or both) breach or conflict with any contract, agreement, or other commitment to which Midcontinent, MTC, WIT, or Teleport is a party or by which Midcontinent, MTC, WIT, or Teleport or the Assets may be bound or result in the imposition of a Lien on the Assets.

          4.5.   Permits.  Schedule 1.20 contains a true and complete list of
                 -------   -------------
all Permits of Seller associated with the Assets and the Business. Seller has all Permits required to own the Assets and conduct the Business as now being conducted. All Permits of Seller are valid and in full force and effect. Except as set forth on Schedule 1.20, no notice to, declaration, filing or registration
                -------------
with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

          4.6.   Compliance With Laws.  Except as set forth in Schedule 4.6,
                 --------------------                          ------------
Seller has complied in all material respects with all Laws of any governmental (whether foreign, federal, state, local, or otherwise) agency, court or other body applicable to the Business and the Assets. Specifically, but without limitation, Seller has, in the conduct of the Business, complied in all material respects with all applicable Laws relating to the employment of labor, including those concerning wages, hours, equal employment opportunity, pension and welfare benefit plans (including the Employee Retirement Income Security Act of 1974, as amended and the regulations promulgated thereunder ("ERISA")), the non-
                                                     -----
compliance with which would have a Material Adverse Effect on Seller, the Assets or the Business, and the payment of Social Security and similar taxes, and Seller is not liable for any arrearages of wages or any tax penalties due to any failure to comply with any of the foregoing.

          4.7.   Title to and Sufficiency of Assets.  WIT and Teleport have good
                 ----------------------------------
and marketable title to all of the Assets (other than the Real Property, which is addressed in Section 4.19) free and clear of all Liens, except for Liens
                ------------
described on Schedule 1.15 (which will be removed on or before the Closing
             -------------
Date). Midcontinent, MTC, WIT, and Teleport have all necessary corporate authority to transfer ownership of the Assets to Buyer free and clear of all Liens. Other than the Excluded Assets, the Assets to be transferred hereunder constitute all of the assets, rights and properties that are used in the operation of the Business as they are now conducted or that are used or held by Midcontinent, MTC, WIT, and Teleport for use in the operation of the Business. The Seller owns all Personal Property located on the Real Property other than the Third Party Property.

          4.8.   Condition of Personal Property.  All Personal Property used or
                 ------------------------------
useful in the operation of the Business is listed on Schedule 1.21 and, except
                                                     -------------
as specifically indicated on Schedule 1.21, is in operating condition and repair
                             -------------
(reasonable wear and tear excepted), and is suitable for its intended use.

          4.9.   Intangible Property.  Schedule 1.9 contains a true and complete
                 -------------------   ------------
list of all Intangible Property. Seller has delivered to Buyer copies of all documents (if any) establishing Seller's rights to use the Intangible Property. Seller has, and after the Closing, Buyer will have, the right to use such Intangible Property, free and clear of any royalty or other payment obligations. The Intangible Property does not conflict with, violate or infringe upon any rights of any other Person, and no Person is violating or infringing on any of Seller's rights with respect to the Intangible Property.

          4.10.  Contracts.  Schedule 1.2 identifies all of the Contracts, and
                 ---------   ------------
such schedule separately identifies: (i) the Assumed Contracts; (ii) the Assumed Contracts for which third party consents must be obtained; (iii) the Ground Lease; (iv) the Office Lease; and (v) the Microwave Leases. Seller shall deliver to Buyer true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts (including any and all amendments and other modifications to such Contracts). Other than the Assumed Contracts, Seller requires no contract or agreement to enable Seller to carry on the Business in all material respects as presently and heretofore conducted. All of the Assumed Contracts are in full force and effect, and are valid, binding, and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by court-applied equitable principles. Seller is not in material breach, nor to the Knowledge of Seller is any other party in material breach, of the terms of any such Assumed Contracts. Except as expressly set forth in Schedule 1.2, Seller has not received notice of
                                 ------------
any intention by any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the same upon expiration of its term, or (iii) to renew the same upon expiration only on terms and conditions which are more onerous than those pertaining to such existing contract. Except for any third party consents (which consents shall have been obtained by Seller before the Closing Date pursuant to Section 7.4 below),
                                                       -----------
Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability, and continuation of any of the Assumed Contracts.

          4.11.  Litigation.  Except as described on Schedule 4.11, there is no
                 ----------                          -------------
litigation, proceeding (arbitral or otherwise), claim or investigation of any nature pending or, to Seller's Knowledge, threatened against Seller, the Business or the Assets. There are no writs, injunctions, decrees, arbitration decisions, unsatisfied judgments or similar orders outstanding against Seller, the Business or the Assets.

          4.12.  Financial Statements.  Schedule 4.12 sets forth true, correct
                 --------------------   -------------
and complete copies of (i) the audited consolidated balance sheet of Midcontinent for the year ended August 31, 1997 (the "Midcontinent Financials"),
                                                      -----------------------
(ii) the unaudited balance sheets and income statements of WIT and Teleport for the year ended August 31, 1997 (the "Subsidiary Financials"); and (iii) the
                                     ---------------------
unaudited monthly balance sheets and income statements of WIT and Teleport for the period from September 1, 1997 through November 30, 1997 (the "Monthly
                                                                  -------
Financials" and together with the Midcontinent Financials and the Subsidiary
----------
Financials, the "Financial Statements"). The Financial Statements are in
                 --------------------
accordance with the books and records of Seller, WIT and Teleport, and present fairly the financial condition of Seller, WIT and Teleport (as applicable) at the respective dates thereof and in accordance with generally accepted accounting principles.

          4.13.  Liabilities.  Seller has no material liabilities, obligations
                 -----------
or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including without limitation tax liabilities due or to become due, except liabilities that are reflected and reserved against on the Financial Statements.

          4.14.  Tax Matters.  Except as disclosed on Schedule 4.14 hereto: (a)
                 -----------                          -------------
WIT and Teleport have filed all tax returns and reports required to have been filed by or for each entity; (b) all material information set forth in such returns or reports is accurate and complete; (c) WIT and Teleport have paid or made adequate provision for all taxes (including all real estate taxes and assessments), additions to tax, penalties, and interest payable by WIT and Teleport; (d) no unpaid tax deficiency has been asserted against or with respect to WIT or Teleport by any taxing authority; (e) WIT and Teleport have collected or withheld all amounts required to be collected or withheld by each entity for any taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due; (f) WIT and Teleport are in compliance with, and their records contain all information and documents necessary to comply with, all applicable information reporting and tax withholding requirements; (g) the balance sheets contained in the Financial Statements fully and properly reflect, as of the dates thereof, the liabilities of Seller, WIT and Teleport (as applicable) for all accrued taxes, additions to tax, penalties, and interest; (h) for periods ending after the date of the most recent Financial Statements, the books and records of WIT and Teleport fully and properly reflect their liabilities for all accrued taxes, additions to tax, penalties, and interest; (i) WIT and Teleport have not granted, nor is either subject to, any waiver of the period of limitations for the assessment of tax for any currently open taxable period; (j) WIT and Teleport have not made or entered into, and hold no asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1986, and the regulations thereunder; (k) Neither WIT nor Teleport is required to include in income any amount for an adjustment pursuant to Section 481 of the Code or the regulations thereunder; and (l) Neither WIT nor Teleport is a party to, or obligated under, any agreement or other arrangement providing for the payment of any amount that would be an "excess parachute payment" under Section 280G of the Code. Schedule
                                                                        --------
4.14 describes all material tax elections, consents, and agreements affecting
----
WIT and Teleport, and lists all types of taxes paid and tax returns filed by WIT and

Teleport. WIT and Teleport are not, and at all times during the last five years have not been, United States real property holding corporations within the meaning of Section 897 of the Code.

          4.15.  Insolvency Proceedings.  Neither Seller nor any of the Assets
                 ----------------------
is the subject of any pending or, to Seller's Knowledge, threatened, insolvency proceedings of any character. Seller has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. Seller is not insolvent and will not become insolvent as a result of entering into this Agreement.

          4.16.  Employees; Employee Benefit Plans.
                 ---------------------------------

                 (a)  Schedule 4.16 contains a true and complete list of all of
                      -------------
the employees of WIT and Teleport, each such employee's title or capacity in which employed, and such employee's annual salary or wages, and a complete list and summary of WIT's and Teleport's employee benefit plans and any bonus compensation plans or policies (including all retirement, pension, profit sharing, bonus, severance pay, disability, health, vacation and sick leave benefits). Neither WIT nor Teleport is a party to any collective bargaining agreement covering any of its employees. There is no material dispute between WIT or Teleport and any of their respective employees related to compensation, severance pay, vacation or pension benefits, or discrimination.

                 (b)  Except as set forth on Schedule 4.16, WIT and Teleport do
                                             -------------
not maintain, sponsor or contribute to, nor has WIT or Teleport maintained, sponsored or been obligated to contribute to, within the last six years, any "employee benefit plan" which is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 412 of the Code.
                                          -----
Neither WIT nor Teleport nor any trade or business (whether or not incorporated) that is or has ever been under common control, or that is or has ever been treated as a single employer, with WIT or Teleport under Section 414(b), (c),
(m) or (o) of the Code (each an "ERISA Affiliate") maintains retiree life or
                                 ---------------
retiree health insurance plans that are "welfare benefit plans" within the meaning of Section 3(1) of ERISA and that provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or at the sole expense of the participant or any participant's
          -----
beneficiary. Each of WIT, Teleport and any ERISA Affiliate that maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code has complied in all material respects with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle I of ERISA and the regulations thereunder.

          4.17.  Insurance.  Schedule 4.17 lists all insurance policies (by
                 ---------   -------------
policy number, insurer, location of property insured, annual premium, premium payment dates, expiration date and type of coverage) held by Seller relating to the Assets and the business, properties and employees of the Business, copies of which have been provided to Buyer. All such insurance policies are in full force and effect.

          4.18.  Environmental Matters.
                 ---------------------

                 (a)  As used in this Agreement "Hazardous Material" shall mean:
                                                 ------------------
(i) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42
                                                                 ------
U.S.C. (S) 9601(14); (ii) any "pollutant or contaminant" as defined in 42 U.S.C.
(S) 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (iv) any petroleum, including crude oil and any fraction thereof; natural or synthetic crude oil and any fraction thereof; (v) natural or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (vii) any asbestos, polychlorinated biphenyl ("PCB"), or
                                                                       ---
isomer of dioxin, or any material or thing containing or composed of such substance or substances; (viii) any infectious organism or biological or medical waste; or (ix) any other substance, regardless of physical form, that is subject to any Environmental Laws.

                 (b)  As used in this Agreement, "Environmental Laws" shall mean
                                                  ------------------
any statutes, regulations, requirements, orders, ordinances, rules of liability or standards of conduct of any foreign, federal, state, local government, or common law relating to the protection of human health, plant life, animal life, natural resources, the environment or property from the presence in the environment of any solid, liquid, gas, odor or any form of energy, from whatever source, including, without limitation, any emissions, discharges, releases, or threatened releases of Hazardous Material into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface or building structures), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                 (c)  To the best of Seller's Knowledge, except as set forth on
Schedule 4.18, (i) there are no environmental conditions related to the Real
-------------
Property or the Business and Assets that could have a Material Adverse Effect on Seller, including any such conditions relating to the use, treatment, storage, release or disposal of any Hazardous Material; (ii) neither WIT nor Teleport has manufactured, processed, distributed, used, treated, stored, disposed of, transported or handled any Hazardous Material in a manner that could have a Material Adverse Effect on such entity; (iii) there is no ambient air, surface water, groundwater or land contamination or contamination within building structures, within, under, originating from or relating to any Real Property such that the contamination impacts any other locations and none of the Real Property has been used for the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material in a manner that could have a Material Adverse Effect on Seller; and (iv) Seller has no any obligation or liability, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon the failure to comply with any provision under any federal, state or local law, rule, or regulation or common law, or under any code, order, decree, judgment or injunction applicable to Seller and Seller has not received any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or absolute liability theory, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment, including, without limitation, the Environmental Laws, where such obligation or liability could have a Material Adverse Effect on Seller.

                 (d) Seller possesses and is in compliance in all material respects with all permits, licenses, certificates, franchises and other authorizations relating to the Environmental Laws necessary to conduct the Business.

          4.19.  Real Property.
                 -------------

                 (a)  Owned Real Property.  Schedule 1.19 contains a complete
                      -------------------   -------------
and accurate list of all Owned Real Property. Seller has, to the best of Seller's knowledge, and will transfer to Buyer at Closing good and marketable fee simple title to all Owned Real Property subject only to the following matters (the "Permitted Liens"): (i) Liens for current taxes not yet due; (ii)
              ---------------
Liens set forth on Schedule 1.15 (which will be removed on or before the Closing
                   -------------
Date); and (iii) any other matters affecting title to the Real Property which do not (A) breach any covenant, representation or warranty of Seller in this Agreement, (B) adversely affect the use or value of the Real Property, (C) render title to the Real Property unmarketable, or (D) constitute a lease, sublease or other occupancy agreement (or a memorandum of the same) that gives any third party any right to occupy or use all or any portion of the Real Property. Seller enjoys peaceful and undisturbed possession of all Owned Real Property. Prior to Closing, and except with respect to monetary Liens affecting the Owned Real Property, Seller shall not be required to expend any money or resort to litigation to cure any title matters which Buyer deems unacceptable, and Buyer's sole remedy prior to Closing with respect to any such unacceptable title matters (other than monetary Liens) which Seller does not agree to cure shall be to terminate this Agreement.

                 (b)  Leased Real Property.  The Ground Lease and the Leases are
                      --------------------
valid, binding and enforceable in accordance with their respective terms and are in full force and effect; no event of default has occurred and is continuing which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of Seller; and Seller has no knowledge of the occurrence of any event of default which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder by any other party. The current annual rental under the Ground Lease is $18,761.16. The term of the Ground Lease expires April 30, 2001. The Ground Lease covers the property described in Exhibit H to the Ground Lease, and has not been expanded
                      ---------
pursuant to Section 10.05 thereof.

                 (c)  Improvements, Fixtures and Equipment.  The Improvements,
                      ------------------------------------
including without limitation all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by Seller at the Real Property are (i) structurally sound with no known material defects, (i) in operating condition and repair, subject to ordinary wear and tear, (ii) not in need of maintenance or repair except for ordinary routine maintenance and repair, (iii) sufficient for the operation of the Business as presently conducted and (iv) except as set forth in Schedule 4.19, in conformity with all
                                          -------------
applicable Laws relating thereto currently in effect. None of the Improvements are subject to any commitment or other arrangement for their sale or use by any Affiliate of Seller or third parties, except with respect to leases being negotiated in Seller's ordinary course of business. All of the Improvements on the Real Property are located entirely on such Real Property.

                 (d)  Compliance with Laws. Except as set forth in Schedule
                      --------------------                         --------
4.19, the Real Property complies in all material respects with all applicable
----
building, zoning, subdivision, or other governmental ordinances, resolutions, statutes, rules, orders or regulations, including but not limited to those of insurance underwriters, with respect to the ownership, operation, use, maintenance or condition of the Real Property. The Improvements are permitted on the Real Property pursuant to approval of a special exception by the Board of Supervisors of Fairfax County, Virginia. Vehicular and pedestrian ingress and egress to and from the Real Property is available via a publicly dedicated road, street or highway or via a perpetual easement acceptable to Buyer in its sole discretion. Seller has received no notices of violations which have not been cured except as set forth in Schedule 4.19.
                             -------------

                 (e)  Taxes.  No special taxes or assessments have been assessed
                      -----
relating to the Real Property or any part thereof, and to the best of Seller's knowledge, there are no planned public improvements that may result in a special tax or assessment against the Real Property.

                 (f)  Eminent Domain.  There is no condemnation or eminent
                      --------------
domain proceeding pending or, to the best of Seller's knowledge, threatened against the Owned Real Property or any part thereof.

                 (g)  Utilities.  All utilities necessary for the operation of
                      ---------
the Real Property in its current manner are installed in and operating at the Real Property.

                 (h)  Mechanics Liens.  All bills and claims for labor performed
                      ---------------
or materials supplied to or for the benefit of the Real Property have been paid in full and there are no perfected or unperfected mechanics or materialmen's liens on or affecting the Real Property.

                 (i)  Historic Sites.  Neither the Real Property, nor any
                      --------------
portion thereof, is listed, or eligible to be listed, in any national, state or local register of historic places or areas.

          4.20.

          (a)    FCC Compliance.  Schedule 4.20 hereto lists the FCC Licenses.
                 --------------   -------------
There are no federal communications authorizations issued by the FCC and required for the operation of Seller's business except for the FCC Licenses. The FCC Licenses are in effect for the term set forth on Schedule 4.20 and are held
                                                     -------------
by Teleport. There is no complaint, petition for revocation, investigation or other proceeding pending before the FCC with respect to any of the FCC Licenses or with respect to Teleport. No petitions to deny, objections or other challenges have been filed with the FCC against any pending application of Teleport. Seller shall use its best efforts to obtain grant of all applications for FCC Licenses now pending before the FCC or filed before the Closing Date. Except as set forth on Schedule 4.6, to Seller's Knowledge, Teleport is in
                       ------------
compliance with all applicable FCC and state tariffing requirements, reporting requirements, telecommunications relay service funding obligations and other telecommunications regulations. As of the Closing Date, Teleport shall be in compliance with all applicable FCC and state universal service funding and reporting requirements. Seller is fully qualified to be the assignor of the FCC Licenses.

          (b)    FAA Compliance.  To the best of Seller's Knowledge, Teleport is
                 --------------
in compliance with any applicable requirements of the Federal Aviation Administration governing Teleport's facilities, including but not limited to antenna towers.

          4.21.  No Brokers. Seller has not entered into any contract,
                 ----------
agreement, arrangement or understanding with any individual or entity to act as a finder or broker in connection with the transactions contemplated hereby.

          4.22.  No Other Agreements to Sell.  Seller has no legal obligation,
                 ---------------------------
absolute or contingent, to any other individual or entity to sell the Assets or the Business (in whole or in part), or effect any merger, consolidation or other reorganization of Seller, or to enter into any agreement with respect thereto.

          4.23.  Financing Statements.  All of the Assets are and have been
                 --------------------
located in the Commonwealth of Virginia, the District of Columbia and the State of Maryland since the Assets were acquired by Seller.

          4.24.  Transactions with Certain Persons.  No partner, officer,
                 ---------------------------------
director or employee of Seller nor any member of any such person's immediate family is presently, or within the past three (3) years has been, a party to any transaction with Seller relating to the Business, including without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or
(c) otherwise requiring payments to (other than for services as partners, officers, directors or employees of Seller) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner.

          4.25.  Bulk Sales.  Seller represents that "bulk sales" laws do not
                 ----------
apply to this transaction.

          4.26.  Disclosure.  No representations or warranties by Seller in this
                 ----------
Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Schedules, (i) contains or will contain any untrue statement of a material fact, or (ii) to Seller's Knowledge, omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

     5.   BUYER'S REPRESENTATIONS AND WARRANTIES.  Buyer represents and warrants
          --------------------------------------
to Seller as follows, which representations and warranties have been relied upon by Seller in entering into this Agreement.

          5.1.   Organization.  Buyer is a corporation duly organized, validly
                 ------------
existing and in good standing under the laws of the State of Delaware, and is qualified to do business and is qualified or registered to do business in each jurisdiction where it is required to do so. Buyer has full corporate power and authority to carry on its business as now conducted and to enter into and to perform this Agreement.

          5.2.   Corporate Authorization.  The execution and delivery of this
                 -----------------------
Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Buyer's board of directors.

          5.3.   Binding Agreement.  This Agreement has been duly executed by
                 -----------------
Buyer and delivered to Seller and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

          5.4.   No Breach.  The execution, delivery and performance of this
                 ---------
Agreement by Buyer will not violate Buyer's certificate of incorporation or bylaws or any Law to which Buyer is subject or by which Buyer may be bound or (with or without giving notice or the lapse of time or both) breach or conflict with any contract, agreement, or other commitment to which Buyer is a party or by which Buyer is or may be bound.

          5.5.   Litigation; Compliance with Law.  There is no litigation,
                 -------------------------------
proceeding (arbitral or otherwise), claim or investigation of any nature, pending or, to Buyer's Knowledge, threatened, against Buyer that reasonably could be expected to adversely affect Buyer's ability to perform in accordance with the terms of this Agreement.

          5.6.   No Brokers.  Buyer has not entered into any contract,
                 ----------
agreement, arrangement or understanding with any person or entity to act as a finder or broker in connection with the transactions contemplated hereby.

          5.7.   Financial Statements.  Schedule 5.7 sets forth a true, correct
                 --------------------   ------------
and complete copy of the audited Balance Sheet of Buyer as of September 30, 1997.

     6.   COVENANTS.  Between the date of this Agreement and the Closing Date:
          ---------

          6.1.   Maintenance of Business.  Seller shall conduct the operations
                 -----------------------
of the Business and use the Assets only in the ordinary course of business, consistent with past practices with the intent of preserving the ongoing operations of the Business and the Assets, including, without limitation, the intent of maintaining in its employ all key employees of the Business who are performing satisfactorily. Seller shall not sell or agree to sell or otherwise dispose of any of the Assets except in the ordinary course of business, consistent with past practice.

          6.2.   Adverse Developments. Seller shall promptly notify Buyer of any
                 --------------------
materially adverse developments that occur prior to Closing with respect to the Assets or the operation of the Business. Seller shall keep Buyer informed of all material operational matters and business developments with respect to the Business and its markets, including any competitive changes.

          6.3.   Potential Breach.  Each party will promptly notify the other
                 ----------------
party of the occurrence of any event, or the existence of any fact, of which such party becomes aware that is not permitted by this Agreement and that results in the inaccuracy in any material respect of any representation or warranty of such party in this Agreement as of any time prior to the Closing, and such party will use its reasonable best efforts to cure such matter.

          6.4.   Access.  Seller will provide Buyer, its counsel, accountants,
                 ------
financing sources and other representatives ("Buyer's Representatives") with
                                              -----------------------
access to the books and records of the Business, to the Assets and to the officers, employees, agents and accountants of Seller with respect to matters relating to the Business during normal business hours, upon reasonable notice and at a mutually agreeable time, provided that such access does not materially disrupt the operations of the Business and will provide Buyer and Buyer's Representatives with such information concerning the Assets and the Business as they reasonably may request.

          6.5.   Financial Statements and Other Reports.  Between the date of
                 --------------------------------------
this Agreement and the Closing Date, as soon as the same are available, Seller will provide Buyer with copies of the Business' monthly sales reports and financial statements.

          6.6.   No Negotiations.  Seller will refrain, and will cause each
                 ---------------
other individual or entity acting for or on behalf of Seller to refrain, from taking, directly or indirectly, any action (a) to seek or encourage any offer or proposal from any person to acquire any assets (other than in ordinary course of business consistent with past practices) or shares of capital stock or other securities of Teleport or any interests therein; and (b) to merge, consolidate, or combine, or to permit any other person to merge, consolidate or combine, with Teleport.

          6.7.   Third Party Consents.  Seller shall use its best efforts to
                 --------------------
obtain the third party consents identified on Schedule 1.2 as being necessary
                                              ------------
for the assignment of the Assumed Contracts to Buyer, and to satisfy all other conditions precedent thereof.

          6.8.   Updated Schedules.  Not less than five (5) days before the date
                 -----------------
scheduled for the Closing, Seller shall deliver to Buyer a list of any changes to the Schedules which are necessary to reflect any additions to or deletions therefrom occurring after the date of execution hereof.

          6.9.   Leases; Security Interests.  Seller will cooperate (at no out-
                 --------------------------
of-pocket expense to Seller) in all reasonable respects with (i) Buyer's efforts, at Buyer's expense, to obtain the consents of any parties to the grant by Buyer to its lenders of a security interest in the Assumed Contracts, Real Property or other Assets; and (ii) Buyer's efforts to obtain title insurance and surveys with respect to the Real Property.

          6.10.  Tax, Lien, and Judgment Searches.  No earlier than thirty (30)
                 --------------------------------
days prior to the Closing Date, Seller shall deliver to Buyer a report on the results of a search for UCC financing statements, tax liens, judgment liens, and similar filings in the offices of the Secretary of State in each State where the Assets are located and in the appropriate county records of those jurisdictions where the Assets are located.

          6.11.  Environmental Assessment.
                 ------------------------

                 (a) Seller shall retain an independent qualified environmental professional reasonably acceptable to Buyer to conduct a Phase I environmental site assessment in accordance with the ASTM standards currently in force for the performance of Phase I environmental site assessments for each parcel of Owned Real Property and the Land Sale Property (the "Site Assessments"). Such Site
                                               ----------------
Assessments shall (a) be addressed to Seller and Buyer, (b) contain limitations of liability acceptable to Seller and Buyer and (c) be at the sole cost of Seller. If the Site Assessments conclude that there exists recognized environmental conditions, for those sites where it is likely that any federal, state or local governmental authority will require remediation of the recognized environmental conditions, Seller shall retain a qualified environmental professional to conduct a Phase II environmental site assessment in accordance with the standards required by the applicable federal, state and local governmental authority.

                 (b) Seller shall retain an independent qualified environmental professional reasonably acceptable to Buyer to perform the remediation required by the applicable federal, state, and local governmental authority relating to Hazardous Materials at the sites (the "Required Remediation") under the
                                       --------------------
supervision of the applicable federal, state and local governmental authority. Seller and Buyer shall evenly split the costs of all Required Remediation up to $100,000. The costs of all Required Remediation in excess of $100,000 but less than $500,000 shall be paid solely by Seller. In the event that the costs of all Required Remediation exceed $500,000, the Buyer may elect to pay such costs or terminate this Agreement, unless the Seller agrees to pay such additional costs.
                          ------
In the event the Required Remediation is not completed by the Closing Date (which completion shall be evidenced by a certificate from the qualified environmental professional and a "no further action" letter from the applicable governmental authorities), a portion of the Purchase Price equal to Seller's share of the estimated costs of the Required Remediation shall be held in escrow pending such completion.

          6.12.  Governmental Consents.  Promptly following the execution of
                 ---------------------
this Agreement, Seller and Buyer shall proceed to prepare and file with the appropriate governmental authorities (and diligently pursue) such requests for approvals or waivers, reports or notifications as may be required in connection with this Agreement. Specifically, with respect to:

                 (a)  antitrust matters, Buyer and Seller shall, within thirty
(30) days of the date of the execution of this Agreement, complete all documents required to be filed with the Federal Trade Commission and the United States Department of Justice in order to comply with the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") and file the same with the
                                          -------
appropriate governmental entities, and will promptly furnish all materials thereafter requested by any of the governmental entities having jurisdiction over such filings, and will take all reasonable actions and will file and use reasonable efforts to have declared effective or approved all documents and notifications with any such governmental entity, as may be required under the HSR Act or other federal antitrust laws for the consummation of the transactions contemplated hereby; and

                 (b)  Federal Communications Commission ("FCC") matters, Buyer
                                                          ---
and Seller shall, within fifteen (15) days of the date of the execution of this Agreement, file applications with the FCC requesting consent to the assignment of the FCC Licenses (the "FCC Applications"). Buyer and Seller agree to take all
                          ----------------
steps necessary to prosecute the FCC Applications and to submit any additional information required by the FCC.

All costs and expenses associated with such preparations and filings described in paragraphs (a) and (b) above shall be borne 50% by Buyer and 50% by Seller.

          6.13.  Confidentiality.  Buyer and Seller shall each keep confidential
                 ---------------
and not directly or indirectly reveal, report, publish, disclose or transfer any information obtained by it with respect to the other in connection with this Agreement and the negotiations preceding this Agreement (the "Confidential
                                                              ------------
Information"), and each will use such Confidential Information solely in
-----------
connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to the other, without retaining any copies thereof, any schedules, documents or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby and shall cause all of its officers, employees, agents, accountants, attorneys and other representatives to whom it may have disclosed such Confidential Information to do the same. Notwithstanding the foregoing limitation, neither party shall be required to keep confidential or return any Confidential Information that (i) is known or available through other lawful sources, (ii) is or becomes publicly known or generally known in the industry through no fault of the receiving party or its agents, (iii) is required to be disclosed pursuant to Law (provided the other party is given reasonable prior notice), or (iv) is developed by the receiving party independently of the disclosure by the disclosing party.

          6.14.  No Inconsistent Action.  Neither Buyer nor Seller shall take
                 ----------------------
any action which is materially inconsistent with its obligations under this Agreement, that would cause any representation to be untrue or misleading, that would make it impossible or impracticable for a condition herein to be satisfied, or that would hinder or delay the consummation of the transaction contemplated by this Agreement.

          6.15.  Leases.  Seller shall not, without the prior written consent of
                 ------
Buyer in each instance, (i) modify, amend, renew, terminate or extend, in any manner whatsoever, the Ground Lease or any of the Leases, (ii) consent to the assignment or subletting of the Ground Lease or any Lease, or (iii) enter into any new lease of the Real Property, the Land Sale Property or any portion thereof.

          6.16.  Permits.  Seller shall maintain all Permits in full force and
                 -------
effect, and will file timely, all reports, statements, renewals applications and other filings, and will pay timely all fees and charges in connection therewith that are required to keep the Permits in full force and effect.

          6.17.  Contracts.  Seller shall not, except for agreements in the
                 ---------
ordinary course of Business and agreements not requiring Seller to make capital expenditures in excess of $50,000 in the aggregate, enter into any new Contracts with respect to the Assets or the Business without first obtaining Buyer's prior written consent in each instance, which consent shall not be unreasonably withheld (all permitted new contracts or agreements shall be deemed to be included within the term "Assumed Contracts"). For the purposes of this Section
                                                                        -------
6.17, Seller may obtain Buyer's consent from Mr. Carl Cangelosi by telecopier at
----
(215) 491-0260.

          6.18.  Taxes and Assessments.  Seller shall (i) pay in a timely
                 ---------------------
fashion all taxes and other public charges against the Real Property (and those which Seller is obligated to pay with respect to the Leases) and (ii) provide Buyer, within ten (10) business days of receipt, copies of any notices Seller receives with respect to any special assessments or proposed increases in the valuation of the Real Property.

          6.19.  Condemnation Notices.  Seller shall provide Buyer, within ten
                 --------------------
(10) business days of receipt, copies of any notices Seller receives with respect to any condemnation or eminent domain proceedings affecting the Real Property or the Land Sale Property.

          6.20.  Binding Commitments.  Seller shall not make any commitments or
                 -------------------
representations to any applicable governmental authorities, any adjoining or surrounding property owners, any civic association, any utility or any other person or entity that would in any manner be binding upon Buyer or the Real Property, without Buyer's prior written consent in each instance, which consent Buyer may withhold in its sole discretion.

          6.21.  Environmental Compliance.  Until Closing, Seller shall use its
                 ------------------------
best efforts to comply with all Environmental Laws applicable to the Real Property. Seller shall not (i) manufacture, release, discharge, treat or install any Hazardous Substances on, in, under or from the Real Property or (ii) install in or remove from the Real Property any storage tanks. Seller shall advise Buyer promptly in writing of any notice or other communication, written or oral, from the United States Environmental Protection Agency or any other federal, state or local governmental authority having jurisdiction over the Real Property with respect to (a) any alleged violation of any Environmental Laws, or (b) the handling, packaging, manufacture, transportation, release, use, discharge, treatment, removal, storage or disposal of Hazardous Substances or storage tanks.

          6.22.  Pre-Approval Sharing/Leasing Agreements.  The parties agree to
                 ---------------------------------------
use their best efforts to negotiate, execute, and implement sharing, leasing, or other agreements, consistent with FCC requirements, that would permit Buyer to, upon payment of the Purchase Price, provide service utilizing the Assets prior to grant of the FCC Applications.

          6.23.  Land Sale Contract.
                 ------------------

                 (a) Seller shall not amend, modify, terminate or exercise any of its rights, remedies and elections under the Land Sale Contract without the prior written consent of Buyer, which may be given or withheld in Buyer's sole and absolute discretion.

                 (b) At Closing, Seller shall assign and sell to Buyer all plans, studies, reports, plats, permits, surveys, engineering and architectural drawings, title commitments and other materials relating to the acquisition and development of the Land Sale Property (the "Due Diligence Materials"). All of
                                            -----------------------
the Due Diligence Materials shall be fully paid for at Closing by Seller, and Seller shall provide Buyer with any third party consents required to permit Buyer to enforce and/or rely upon the Due Diligence Materials (the "Due
                                                                    ---
Diligence Consents").
------------------

                 (c) At Closing, Buyer shall reimburse Seller for the reasonable and actual out-of-pocket costs incurred by Seller with respect to due diligence under the Land Sale Contract and obtaining the special use permit required to lawfully use the Land Sale Property as an earth station (the "SUP"),
                                                                          ---
which amount shall not exceed One Hundred Thousand Dollars ($100,000) unless Buyer has agreed to a higher amount in writing (the "Due Diligence Expenses").
                                                     ----------------------
Seller shall provide Buyer with reasonable documentation of the Due Diligence Expenses and Seller's payment thereof. Notwithstanding the foregoing, in the event Buyer elects not to assume the Land Sale Contract due to the failure of the condition set forth in Section 7.17 hereunder, Seller shall not be entitled
                           ------------
to reimbursement for any of the Due Diligence Expenses, nor shall Seller be required to assign the Due Diligence Materials to Buyer.

                 (d) Prior to Closing, Seller shall timely perform all of its obligations under the Land Sale Contract, including, without limitation, diligently seeking the issuance of the SUP. Prior to filing any applications, permit requests, site plans, plats or other similar items or agreeing to proffers or other conditions and/or obligations that would bind Buyer or the Land Sale Property after Closing, Seller shall obtain the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed.

                 (e) Seller shall promptly provide Buyer with copies of any notices or communications sent or received by Seller with respect to the Land Sale Contract or the Land Sale Property. At Buyer's request from time to time, Seller shall provide a status report on the SUP and such other matters pertaining to the Land Sale Contract and the Land Sale Property as Buyer shall reasonably request.

     7.   CONDITIONS TO BUYER'S OBLIGATION.  The obligation of Buyer to
          --------------------------------
consummate this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

          7.1.   Representations and Warranties.  The representations and
                 ------------------------------
warranties of Seller to Buyer contained herein and in any certificates delivered by Seller pursuant hereto will be true and correct in all material respects as of the Closing Date (except for representations and warranties that are qualified as to materiality, which shall be true and correct in all material respects), in each case as if made again on and as of such date, and Seller shall deliver to Buyer a certificate of the same.

          7.2.   Compliance with Covenants.  All of the covenants to be complied
                 -------------------------
with or performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects.

          7.3.   Closing Documents.  On the Closing Date, Seller shall have
                 -----------------
delivered to Buyer duly executed closing documents as specified in Section 10.1
                                                                   ------------
in a form reasonably acceptable to Buyer. Buyer shall receive a legal opinion of Seller's counsel in form and substance reasonably satisfactory to Buyer.

          7.4.   Receipt of Third Party Consents.  For each Assumed Contract for
                 -------------------------------
which the consent of a third party is required as a condition of its assignment to Buyer, Seller shall have obtained all required consents of third parties (as indicated on Schedule 1.2), in a form reasonably acceptable to Buyer without
             ------------
modification of any material provision of any such Assumed Contract.

          7.5.   Governmental Consents.  Any approval required pursuant to
                 ---------------------
Section 6.12 shall have been obtained.
------------

          7.6.   Absence of Litigation.  As of the Closing Date, no action,
                 ---------------------
claim, suit or proceeding seeking to enjoin, restrain, or prohibit the consummation of this Agreement shall be pending before any court or any other governmental authority; provided, however, that this condition may not be
                        --------  -------
invoked by Buyer if any such action, suit or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of Buyer.

          7.7.   No Material Adverse Development.  There shall not have been any
                 -------------------------------
material adverse change in the condition of the Assets. No material adverse change or development shall have occurred with respect to the Business that results in a significant impairment to the ability of the Business to operate as it is currently operated or represents a substantial impairment of the aggregate value of the Business or Assets being conveyed, except such change or development affecting the satellite transmission business in the United States generally.

          7.8.   Settlement of Claims.  Seller shall have settled any and all
                 --------------------
pending or threatened claims, litigation or proceedings against Seller that affect or concern the Assets.

          7.9.   Release of Liens.  Buyer shall be reasonably satisfied that all
                 ----------------
Liens on the Assets have been released and removed. Without limiting the generality of the foregoing, Seller shall have delivered to Buyer executed releases or terminations under the UCC and any other applicable laws of any financing or similar statements filed against any Assets in (a) the jurisdictions in which the Assets are and have been located since such Assets were acquired by Seller, and (b) any other location specified or required by applicable Law. UCC, tax and judgment searches, as of the Closing Date, of the public records of the States and the counties where the Assets are located shall reveal no inconsistencies with Seller's representations and warranties hereunder.

          7.10.  Title Policies.  The Title Company shall be irrevocably
                 --------------
committed to issue to Buyer a Title Policy for each property constituting part of the Real Property at its regular rate, subject to no exceptions other than the Permitted Liens, dated as of the exact date and time of the recording of the recorded instruments conveying the Real Property to Buyer.

          7.11.  Surveys.  Buyer shall have received surveys which shall be
                 -------
certified to Buyer and the Title Company, which surveys shall show no matters which adversely affect the use or value of any of the Real Property or render title thereto unmarketable and shall show (i) no encroachments that materially impair the value or use of the Real Property, (ii) that the Improvements are entirely located on the Real Property, (iii) that the Real Property has access to all adjacent roads and that such roads are publicly dedicated, and (iv) that each parcel of Real Property consists of an integral land area with no slivers, strips, vacancies, gaps or gores.

          7.12.  Title to Owned Real Property.  Buyer shall have determined that
                 ----------------------------
Seller is the sole owner of good and marketable fee simple title to the Owned Real Property, free and clear of all liens, encumbrances, restrictions, conditions and agreements except for the Permitted Liens.

          7.13.  Site Assessments.  Any remediation required by Section 6.11
                 ----------------                               ------------
shall have been completed to Buyer's reasonable satisfaction or the cost of any remediation required by Section 6.11 shall be held in escrow pursuant to an
                        ------------
agreement between Buyer and Seller.

          7.14.  Condemnation.  No condemnation or taking in eminent domain
                 ------------
shall have occurred or be pending with respect to any of the Real Property.

          7.15.  Updated Schedules.  Buyer shall have determined in the
                 -----------------
reasonable exercise of its judgment, that the additions and deletions in the Updated Schedules delivered by Seller pursuant to Section 6.8 do not have a
                                                  -----------
Material Adverse Effect on the Business or the Assets.

          7.16.  FCC Consent.  The FCC shall have given its consent in writing
                 -----------
to the transactions contemplated hereby and shall have approved the FCC Applications ("FCC Consent"), and such FCC Consent (absent a written notice
               -----------
signed by Seller and Buyer waiving the condition that such consent shall be final) shall have become a Final Order. For purposes of this Agreement, a "Final
                                                                           -----
Order" shall mean action by the FCC granting its consent and approval to the FCC
-----
Applications, which action is not reversed, stayed, enjoined or set aside, and with respect to which no timely request for stay, reconsideration, review, rehearing, or a notice of appeal is pending, and as to which the time for filing any such request, petition or notice or appeal for review by the FCC on its own motion has expired.

          7.17.  Land Sale Contract.  The representations and warranties of
                 ------------------
Seller regarding the Owned Real Property set forth in Section 4.18, 4.19(a) (but
                                                      ------------  -------
only with regard to the non-existence of liens and other title defects (other than Permitted Liens) affecting the Land Sale

Property, it being understood that Seller will not own the Land Sale Property at Closing), the first and third sentences of Section 4.19(d), 4.19(f), 4.19(h),
                                           ---------------  -------  -------
4.19(i) and 6.11 shall be true and correct as of the Closing Date with respect
-------     ----
to the Land Sale Property, and Seller shall have delivered to Buyer at Closing a certificate restating such representations and warranties with respect to the Land Sale Property. Seller shall also have delivered to Buyer an estoppel certificate from the seller under the Land Sale Contract, dated not earlier than five (5) days before the Closing Date, consenting to the assignment of the Land Sale Contract to Buyer and stating that the Land Sale Contract is in full force and effect; that Seller is not in default thereunder; and confirming the amount of the deposit posted thereunder (the "Land Sale Contract Estoppel"). In the
                                       ---------------------------
event the conditions set forth in this Section 7.17 are not satisfied as of the
                                       ------------
Closing Date, Buyer's sole remedy shall be to elect not to assume the Land Sale Contract, in which event the term "Assumed Contracts" shall exclude the Land Sale Contract.

     8.   CONDITIONS TO SELLER'S OBLIGATION.  The obligation of Seller to
          ---------------------------------
consummate this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

          8.1.   Representations and Warranties.  The representations and
                 ------------------------------
warranties of Buyer to Seller contained herein and in any certificates delivered by Buyer pursuant hereto shall be true and correct in all material respects as of the Closing Date (except for representations and warranties that are qualified as to materiality which shall be true and correct in all material respects), in each case as if made again on and as of such date.

          8.2.   Compliance with Covenants.  All of the covenants to be complied
                 -------------------------
with or performed by Buyer on or before the Closing Date shall have been duly complied with and performed in all material respects.

          8.3.   Closing Documents.  On the Closing Date, Buyer shall have
                 -----------------
delivered to Seller duly executed closing documents as specified in Section 10.2
                                                                    ------------
below in a form reasonably acceptable to Seller. Seller shall receive a legal opinion of Buyer's counsel in form and substance reasonably satisfactory to Seller.

          8.4.   Governmental Consents.  Any approval required pursuant to the
                 ---------------------
Section 6.11 shall have been obtained.
------------

          8.5.   Absence of Litigation.  As of the Closing Date, no action,
                 ---------------------
claim, suit or proceeding seeking to enjoin, restrain, or prohibit the consummation of this Agreement shall be pending before any court or any other governmental authority; provided, however, that this condition may not be
                        --------  -------
invoked by Seller if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, Seller.

          8.6.   Payment.  At the Closing, Buyer shall deliver to Seller the
                 -------
Cash Payment, as provided in Section 3.1.
                             -----------

          8.7.   FCC Consent.  FCC Consent shall have occurred, and such consent
                 -----------
(absent a written notice signed by Seller and Buyer waiving the condition that such consent shall be final) shall have become a Final Order.

     9.   CLOSING.
          -------

          9.1.   Timing.
                 ------

                 (a) The closing of the purchase and sale of the Assets (the "Closing") shall take place on April 30, 1998 or another date mutually agreed to
 -------
by Buyer and Seller (the "Closing Date"). The Closing will commence on the
                          ------------
Closing Date at 10:00 a.m. at the offices of Hunton & Williams, McLean, Virginia, or such other place as Buyer and Seller may agree in writing. By mutual agreement of the parties, Closing may take place by conference call and telecopy with exchange of original signatures by overnight mail.

                 (b) If, as of the Closing Date, any condition precedent described in Section 7 or 8 has not been satisfied, the party who is entitled to
             ---------    -
require such condition be satisfied may (in its sole discretion) notify the other party(ies) of the absence of such condition precedent at or before the Closing and simultaneously therewith postpone the Closing until a date ten (10) days after all such conditions have been (or are able to be) performed, but not later than May 31, 1998, and such postponed date shall constitute the new Closing Date for all purposes hereunder.

          9.2.   Deliveries.  On the Closing Date, (a) Seller shall deliver or
                 ----------
cause to be delivered to Buyer good and marketable title to and ownership of the Assets, free and clear of all Liens; (b) Buyer shall deliver to Seller the Cash Payment; and (c) the parties shall deliver to each other the closing documents described in Section 10.
             ----------

          9.3.   Employee Matters.
                 ----------------

                 (a) Seller shall be solely responsible for all salaries, benefits, severance and other compensation which will or may become payable to its employees ("Seller's Employees") in respect of any period of employment by
                ------------------
Seller prior to the Closing Date and Seller shall make such payments at or before the Closing and Buyer shall be solely responsible for any salaries, benefits and other compensation which will or may become payable to any of Seller's Employees to which Buyer extends an offer of employment in respect of any period on and after the Closing Date.

                 (b) Buyer will not assume any obligations under Seller's existing vacation, sick leave, severance or other employee welfare or benefit plans or policies with respect to Seller's Employees.

     10.  CLOSING DOCUMENTS.
          -----------------

          10.1.  Closing Documents to be Delivered by Seller.  On the Closing
                 -------------------------------------------
Date, Seller shall deliver to Buyer (in form and substance reasonably satisfactory to Buyer):

                 (a) One or more bills of sale conveying to Buyer all of the Personal Property and Improvements;

                 (b) One or more general warranty deeds conveying the Owned Real Property to Buyer in a form usual and customary in the jurisdictions where such property is located;

                 (c) One or more assignments assigning the Assumed Contracts to Buyer, together with each consent obtained by Seller necessary for the assignments of those Assumed Contracts identified on Schedule 1.2;
                                                     ------------

                 (d) Certified copies of resolutions of Seller's boards of directors and shareholders (if necessary) authorizing the execution, delivery and performance of this Agreement and of Seller's charter documents reasonably acceptable to Buyer and Title Company;

                 (e) One or more assignments conveying to Buyer the Permits (to the extent assignable), Intangible Property and Business Records;

                 (f) A certificate executed by Seller attesting to Seller's compliance with the matters set forth in Section 7.17;
                                         ------------

                 (g)  Copies of the Business Records;

                 (h) A general assignment by Seller to Buyer of all the Assets to be conveyed hereunder, other than the Excluded Assets;

                 (i) Clearance certificates or similar document(s) that may be required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price;

                 (j) An executed copy of the Indemnity Escrow Agreement required by Section 3.5 and joint escrow instructions of Buyer and Seller;
            -----------

                 (k) An executed copy of each Non-Competition Agreement required by Section 3.6;
            -----------

                 (l) A legal opinion of Seller's counsel in form and substance reasonably satisfactory to Buyer;

                 (m) With respect to the Ground Lease and the Leases, a consent from the landlord (if required) consenting to the assignment of such Lease to Buyer (in form and substance acceptable to Buyer), and an estoppel certificate from such landlord stating (1) attached to the certificate is a true and correct copy of the lease, together with all modifications and amendments thereto, and that there are no other modifications or amendments, oral or written, except as set forth in the attachment; (2) the lease is in full force and effect; (3) to the best knowledge of landlord, neither landlord nor tenant is in default under the terms and conditions of the lease (except for any defaults listed in an exhibit to the estoppel certificate); (4) to the best knowledge of landlord, tenant has not sublet all or any portion of its premises or assigned the lease (except as set forth in the attachment); (5) the amount of the base annual rent tenant is currently paying is [INSERT APPLICABLE RENT]; (6) the term of the lease expires on [INSERT APPLICABLE LEASE DATE]; and (7) the property covered by the lease.

                 (n) A non-disturbance agreement, if obtainable, from the mortgagee or beneficiary of any mortgage, deed of trust, or similar instrument on the Leased Real Property agreeing to recognize the Ground Lease and the Office Lease following a foreclosure, deed in lieu of foreclosure, or other exercise of rights under such vender's security instrument.

                 (o) Such other instruments and further assurances of conveyance and such other certificates or other documentation as Buyer or the Title Company may reasonably request, including without limitation an owner's affidavit in the Title Company's standard form and a non-foreign affidavit complying with Section 1445 of the Code.

                 (p) The Due Diligence Consents and the Land Sale Contract Estoppel.

                 (q) One or more assignments to Buyer of the FCC Licenses, provided that Seller shall not deliver such assignments pursuant to a sharing arrangement under Section 6.22 unless the FCC Consent has been granted in
                  ------- ----
accordance with Section 7.16.
                ------------

          10.2.  Closing Documents to be Delivered by Buyer.  On the Closing
                 ------------------------------------------
Date, Buyer shall deliver to Seller (in form and substance reasonably satisfactory to Seller):

                 (a) one or more agreements by which Buyer assumes the Assumed Liabilities and agrees to perform, from and after the Closing Date, all of the Assumed Liabilities;

                 (b) certified copies of resolutions of Buyer's Board of Directors authorizing the execution, delivery and performance of this Agreement, and of Buyer's bylaws and certificate of incorporation;

                 (c) a certificate executed by Buyer attesting to Buyer's compliance with the matters set forth in Section 8;
                                         ---------

                 (d) an executed copy of the Indemnity Escrow Agreement required by Section 3.5 and joint escrow instructions of Buyer and Seller;
            -----------

                 (e) an executed copy of each Non-Competition Agreement required by Section 3.6;
            -----------

                 (f)  the Cash Payment to Seller; and

                 (g) a legal opinion of Buyer's counsel in form and substance reasonably satisfactory to Seller.

          10.3.  Other Closing Documents.  The parties will also execute such
                 -----------------------
other documents and perform such other acts, before and after Closing, as may be necessary for the implementation and consummation of this Agreement.

     11.  RISK OF LOSS.  The risk of loss or damage to the Assets shall be upon
          ------------
Seller at all times prior to the Closing Date. In the event of such loss or damage, Seller will promptly notify Buyer and Seller shall use its best efforts to repair, replace or restore the Assets to their former condition as soon as possible provided, however, that if the uninsured portion of the cost of such repair, replacement or restoration is reasonably estimated by Seller to exceed $1,500,000, then Seller may, by written notice to Buyer (within 30 days after such damage) terminate this Agreement. In the event Seller is not able to complete such repair, replacement or restoration by the Closing Date, Buyer may, at its option:

                 (a) elect to consummate the transaction set forth in this Agreement, in which event Seller shall assign to Buyer all of such Seller's rights under any applicable insurance policies and pay over to Buyer all proceeds of insurance covering such Assets' damage, destruction or loss; or

                 (b) elect to postpone the Closing Date for such period of time (not to exceed sixty (60) days) as is reasonably necessary for Seller to repair, replace, or restore the lost or damaged property to its former condition. If, after the expiration of that extension period, the lost or damaged property has not been adequately repaired, replaced or restored, Buyer may elect to terminate this Agreement or to consummate the transaction set forth in this Agreement in accordance with Section 11(a) above.
                -------------

     12.  TERMINATION; REMEDIES.
          ---------------------

          12.1.  Termination. This Agreement may be terminated at any time prior
                 -----------
to the Closing:

                 (a)  by mutual written agreement of Seller and Buyer;

                 (b) by Seller, by written notice to Buyer, on any date determined for the Closing in accordance with Section 9.1(a), if on such date
                                              --------------
each condition set forth in Section 6 and Section 7 has been satisfied by Seller
                            ---------     ---------
(or will be satisfied by the delivery of documents at the Closing) or waived in writing by such date by Buyer and Buyer has nonetheless refused to consummate the transactions set forth in this Agreement;

                 (c) by Buyer, by written notice to Seller, on any date determined for the Closing in accordance with Section 9.1(a), if on such date
                                              --------------
each condition set forth in Section 8 has been satisfied by Buyer (or will be
                            ---------
satisfied by the delivery of documents at the Closing) or waived in writing by such date by Seller and Seller has nonetheless refused to consummate the transactions set forth in this Agreement;

                 (d) by Buyer, by written notice to Seller, on or after May 31, 1998, if the Closing has not occurred and Buyer is not then in breach of this Agreement in any material respect;

                 (e) by Seller, by written notice to Buyer, on or after May 31, 1998 if the Closing has not occurred and Seller is not then in breach of this Agreement in any material respect;

                 (f) by Buyer if any governmental consent necessary to effect a complete assignment of the Assets is not obtained on or before the Closing Date;

                 (g)  by Buyer, in accordance with the provisions of Section
                                                                     -------
6.11; and
----

                 (h)  by Buyer or Seller, as applicable, pursuant to Section 11.
                                                                     ----------

     Buyer may not rely on the failure of any condition precedent set forth in
Section 7 to be satisfied if such failure was caused or contributed to by
---------
Buyer's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement, and Seller may not rely on the failure of any condition precedent set forth in Section 8 to be satisfied if such failure was
                                 ---------
caused or contributed to by Seller's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

          12.2.  Effect of Termination.  If this Agreement is terminated as
                 ---------------------
provided in Sections 12.1(a), (d), (e), (f), (g) or (h), then this Agreement
            -------------------------------------------
will forthwith become void and there will be no liability on the part of Buyer or Seller, provided that the obligations of Buyer and Seller described in
           --------
Section 6.13 will survive any such termination, and no such termination will
------------
relieve Buyer or Seller from liability for any misrepresentation or breach of any representation, warranty, covenant or agreement set forth in this Agreement prior to such termination. If this Agreement is terminated by Seller pursuant to
Section 12.1(b) or by Buyer pursuant to Section 12.1(c), the terminating party's
---------------                         ---------------
remedy in respect of such breach of this Agreement will be: (a) the right to terminate this Agreement pursuant to Section 12.1 and receive the sum of
                                     ------------
$3,000,000 as liquidated damages; (b) as an alternative remedy of Seller, the right to seek actual damages; or (c) as an alternative remedy of Buyer, the right to seek specific performance of this Agreement. Buyer and Seller each acknowledge and agree that $3,000,000 is a reasonable liquidated damages figure in light of the anticipated harm which will be caused by breach of this Agreement, the difficulty of proof of loss, the inconvenience and nonfeasibility of otherwise obtaining an adequate remedy, and the value of the transactions to be consummated hereunder. The parties recognize and agree that the Assets and the Business are unique and Buyer has relied on this Agreement and expended considerable effort and resources related to the transactions contemplated hereunder, that the rights and benefits conferred upon Buyer herein are unique, and that in the event of a breach of this Agreement by Seller, money damages may be inadequate and Buyer may have no adequate remedy at law. Accordingly, Seller therefore agrees that Buyer will have the right, in addition to any other rights and remedies existing in its favor, to enforce its right and Seller's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief without any requirement of proving actual damages or posting any bond or other security.

     13.  INDEMNIFICATION.
          ---------------

          13.1.  Representations and Warranties.  All representations and
                 ------------------------------
warranties contained in this Agreement shall be deemed continuing representations and warranties, and together with the covenants contained herein, shall survive the Closing Date for a period of two (2) years after the Closing Date (the "Survival Period"). No claim for indemnification may be made
                   ---------------
under this Section 13 (except for instances of intentional misrepresentation or
           ----------
fraud) after the expiration of the Survival Period. Any investigations by or on behalf of a party hereto shall not constitute a waiver of such party's right to enforce any representation or warranty by the other party contained herein, unless a party shall have actual knowledge of any misrepresentation or breach of warranty at the Closing on the part of the other party, and such knowledge shall be documented in writing at or before the Closing, in which case the party having such knowledge shall be deemed to have waived such misrepresentation or breach.

          13.2.  Indemnification by Seller.  Seller shall jointly and severally
                 -------------------------
indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                 (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenants by Seller contained herein or in any certificate delivered to Buyer hereunder;

                 (b) Any and all losses, liabilities, or damages resulting from Seller's operation of the Business or ownership of the Assets prior to the Closing Date, including any and all liabilities arising under the Assumed Contracts which relate to events occurring or conditions existing prior to the Closing Date; and

                 (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

          13.3.  Indemnification by Buyer.  Buyer shall indemnify and hold
                 ------------------------
Seller harmless against and with respect to, and shall reimburse Seller for:

                 (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenants by Buyer contained herein or in any certificate delivered to Seller hereunder;

                 (b) Any and all obligations of Seller assumed by Buyer pursuant to the terms hereof;

                 (c) Any and all losses, liabilities, or damages resulting from Buyer's operation of the Business or ownership of the Assets on or after the Closing Date, including any and all liabilities or obligations arising under the Assumed Contracts which relate to events occurring or conditions existing on or after the Closing Date or otherwise assumed by Buyer under this Agreement; and

                 (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

          13.4.  Procedures for Indemnification.  The procedures for
                 ------------------------------
indemnification shall be as follows:

                 (a)  The party claiming the indemnification (the "Indemnified
                                                                   -----------
Party") shall promptly give notice to the party from whom the indemnification is
-----
claimed (the "Indemnifying Party") of any claim, whether between the parties or
              ------------------
brought by a third party against the Indemnified Party, specifying (i) the factual basis for such claim, and (ii) the amount of the claim. If the claim relates to an action, suit, or proceeding filed by a third party against the Indemnified Party such notice shall be given by the Indemnified Party to the Indemnifying Party within five (5) days after written notice of such action, suit, or proceeding shall have been given to the Indemnified Party.

                 (b) Following receipt of notice from the Indemnified Party of a claim, the Indemnifying Party shall have thirty (30) days in which to make such investigation of the claim as the Indemnifying Party shall deem necessary or desirable. For the purposes of such investigation, the Indemnified Party agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Indemnified Party to substantiate the claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any agreed upon extension thereof) to the validity and amount of such claim, or if the Indemnifying Party does not respond to such notice, the Indemnifying Party shall immediately pay to the Indemnified Party the full amount of the claim. If the Indemnified Party and the Indemnifying Party do not agree within said period (or within any agreed-upon extension thereof), the Indemnified Party may seek appropriate legal remedy.

                 (c) With respect to any claim by a third party as to which the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense to participate in or, if it so elects, to assume control of the defense of such claim, and the Indemnified Party shall cooperate fully with the Indemnifying Party, subject to reimbursement for reasonable actual out-of-pocket expense incurred by the Indemnified Party as the result of a request by the Indemnifying Party to so cooperate. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Indemnified Party shall have the right to participate in the defense of such claim at its own expense.

                 (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make all reasonable efforts to reach a decision with respect thereto as expeditiously as possible.

                 (e) If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, the Indemnifying Party shall be bound by the results obtained in good faith by the Indemnified Party with respect to such claim.

                 (f)  The indemnification rights provided in Sections 13.2 and
                                                             -------------
13.3 hereof shall extend to the partners, shareholders, directors, officers,
----
members, partners, agents, employees, and representatives of the Indemnified Party, although for the purpose of the procedures set forth in this Section
                                                                    -------
13.4, any indemnification claims by such parties shall be made by and through
----
the Indemnified Party.

          13.5.  Limitation on Indemnification.  Notwithstanding the foregoing,
                 -----------------------------
no Indemnifying Party shall have any indemnification payment obligations hereunder unless and until all such obligations exceed One Hundred Thousand Dollars ($100,000) in the aggregate, at which point all amounts to be paid hereunder shall be due and owing. The foregoing limitation shall not apply to indemnification obligations arising from fraudulent or willful misrepresentations. In no event shall Buyer's or Seller's indemnification obligations exceed Fifteen Million Dollars ($15,000,000).

     14.  POST CLOSING MATTERS.
          --------------------

                 (a)  Books and Records.  Each party agrees that it will
                      -----------------
cooperate with and make available (or cause to be made available) to the other party, during normal business hours, all books and records, information and employees (without material disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose (a "Permitted Use"). The party requesting any such
                                -------------
books and records, information or employees shall bear all of the out-of-pocket costs and expenses reasonably incurred in connection with providing such books and records, information or employees. All information received pursuant to this
Section 14(a) shall be kept confidential pursuant to Section 6.12 by the party
-------------                                        ------------
receiving it, except to the extent that disclosure is reasonably necessary in connection with any Permitted Use.

                 (b)  Cooperation and Records Retention. Seller and Buyer shall
                      ---------------------------------
each (i) provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for any taxes; (ii) retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination; and (iii) provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period.

                 (c)  Payments.  Following the Closing Date, Seller shall pay
                      --------
promptly when due all of their debts and liabilities, including any liability for taxes with respect to periods ending on or before the Closing Date.

     15.  EXPENSES.  Except as otherwise expressly set forth in this Agreement,
          --------
each party shall bear its own legal and other fees and expenses incurred in connection with its negotiating, executing and performing this Agreement. Seller shall bear the Virginia Grantor's Tax, the cost of preparing the conveyance documents and one-half (1/2) of the charges of the settlement agent. Buyer shall pay any applicable sales taxes, state and county recordation taxes, cost of surveys, title commitments and title insurance premiums, and one-half (1/2) of the charges of the settlement agent. Seller agrees to cooperate with Buyer in having this transaction characterized as an "occasional sale" under
Section 58.1-606(2) of the Code of Virginia, and shall file any returns or reporting filings in a manner consistent therewith.

     16.  FURTHER ASSURANCES.  From time to time at or after the Closing, at the
          ------------------
request of the other, Seller and Buyer will execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other action as the other reasonably may request in order to consummate, complete and carry out the purposes of the transactions contemplated hereby, including the execution and delivery of such instruments and agreements as may be reasonably necessary or advisable to fully effect the transfer to Buyer of the Assets.

     17.  BENEFIT AND ASSIGNABILITY.  This Agreement shall be binding upon and
          -------------------------
shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity shall have any right (whether third party beneficiary or otherwise) hereunder. This Agreement may not be assigned by any party without the prior written consent of the other party; provided, however, that Buyer may assign all or any portion of this Agreement to
--------  -------
any Affiliate of Buyer, provided that Buyer shall remain obligated for the payment of the Purchase Price and the performance of this Agreement.

     18.  NOTICES.  All notices demands and other communications pertaining to
          -------
this Agreement ("Notices") shall be in writing addressed as follows:
                 -------

          If to Seller:       Midcontinent Media, Inc.
                              7900 Xerxes Avenue, South, Suite 1100
                              Minneapolis, Minnesota 55431-1108
                              Attn: Mark S. Niblick, Esquire

          with a copy to:     Leonard, Street and Deinard, P.A.
                              150 South Fifth Street, Suite 2300
                              Minneapolis, Minnesota 55402
                              Attn:  George F. Reilly, Esquire

          If to Buyer         American Tower Systems, Inc.
                              10800 Main Street
                              Fairfax, Virginia 22030
                              Attn: Alan Box
          with a copy to:     Hunton & Williams
                              1751 Pinnacle Drive, Suite 1700
                              McLean, Virginia 22102
                              Attn: Joseph W. Conroy, Esquire

Notices shall be deemed given three (3) business days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first business day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery. Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.

     19.  WAIVER.  Unless otherwise specifically agreed in writing to the
          ------
contrary: (i) the failure of any party at any time to require performance by the other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by any party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the nondefaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     20.  ENTIRE AGREEMENT.  This Agreement (including the Exhibits and
          ----------------
Schedules hereto, which are incorporated by reference herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and referenced herein, and supersede and terminate any prior agreements between the parties (written or oral) with respect to the subject matter hereof. This Agreement may not be altered or amended except by an instrument in writing signed by the party against whom enforcement of any such change is sought.

     21.  COUNTERPARTS.  This Agreement may be signed in any number of
          ------------
counterparts with the same effect as if the signature on each such counterpart were on the same instrument.

     22.  CONSTRUCTION.  The headings of the Articles and Sections of this
          ------------
Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement.

     23.  EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement
          ----------------------
are a material part of this Agreement.

     24.  SEVERABILITY.  In case any one or more of the provisions contained in
          ------------
this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

     25.  CHOICE OF LAW; VENUE.  This Agreement is to be construed and governed
          --------------------
by the laws of the Commonwealth of Virginia without regard for the choice of law rules utilized in that state. Venue for all actions arising under this Agreement shall be the United States District Court for the Eastern District of Virginia (Alexandria Division), and the parties agree to submit to the jurisdiction of such court.

     26.  PUBLIC STATEMENTS.  Prior to the Closing Date, neither Seller nor
          -----------------
Buyer shall, without the prior written approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except (i) Seller and Buyer shall issue a mutually agreeable press release promptly after the signing of this Agreement; and (ii) to the extent required by Law, in which case the other party shall be so advised as far in advance as possible.

     27.  ATTORNEYS' FEES.  If any party initiates any litigation against any
          ---------------
other party involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

     28.  COUNSEL.  Each party has been represented by its own counsel in
          -------
connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

     29.  TIME OF THE ESSENCE.  Time is of the essence with respect to every
          -------------------
provision hereof.

     30.  SURVIVAL.  All of the representations, warranties, covenants and
          --------
agreements of Buyer and Seller made in or pursuant to this Agreement shall survive Closing and shall not merge into the deeds or any other documents or instruments executed and delivered in connection herewith.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first written above.

                                 AMERICAN TOWER SYSTEMS, INC.


                                 By: /s/ Joseph Winn
                                    --------------------------------------
                                    Joseph Winn
                                    Chief Financial Officer

                                 MIDCONTINENT MEDIA, INC.,
                                 a South Dakota corporation


                                 By: /s/ N. L. Bentson
                                    --------------------------------------
                                 Name: N. L. BENTSON
                                 Title: CEO

                                 MIDCONTINENT TELEPORT CO.,
                                 a South Dakota corporation


                                 By: /s/ N. L. Bentson
                                    --------------------------------------
                                 Name: N. L. BENTSON
                                 Title: CEO


                                 WIT COMMUNICATIONS, INC.,
                                 a Delaware corporation


                                 By: /s/ N. L. Bentson
                                    --------------------------------------
                                 Name: N. L. BENTSON
                                 Title: CEO

                                 WASHINGTON INTERNATIONAL TELEPORT, INC., a Delaware corporation


                                 By: /s/ N. L. Bentson
                                    --------------------------------------
                                 Name: N. L. BENTSON
                                 Title: CEO

                                   SCHEDULES
                                   ---------

Schedule 1.2     Contracts; Assumed Contracts
Schedule 1.6     FCC Licenses
Schedule 1.9     Intangible Property
Schedule 1.15    Liens
Schedule 1.17    Microwave Leases
Schedule 1.19    Owned Real Property
Schedule 1.20    Permits
Schedule 1.21    Personal Property
Schedule 1.23    Third Party Property
Schedule 2.2     Prorated Contracts
Schedule 4.1     Offices; Asset Locations; Fictitious Names
Schedule 4.6     Compliance with Laws
Schedule 4.11    Litigation
Schedule 4.12    Seller's Financial Statements
Schedule 4.14    Tax Matters
Schedule 4.16    Employees; Employee Benefit Plans
Schedule 4.17    Insurance
Schedule 4.18    Environmental Matters
Schedule 4.19    Real Property
Schedule 4.20    FCC Compliance
Schedule 5.7     Buyer's Financial Statements


                                   EXHIBITS
                                   --------


Exhibit A-1      Deposit Escrow Agreement
Exhibit A-2      Indemnity Escrow Agreement
Exhibit B        Non-Competition Agreement